Exhibit 24

Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of this Statement on Schedule 13D including any amendments thereto. This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Dated: December 29, 2021
/s/ Ronald O. Perelman
Ronald O. Perelman

THE ROP REVOCABLE TRUST DATED 1/9/2018

By: /s/ Ronald O. Perelman
Name: Ronald O. Perelman
Title: Trustee

THE RONALD O. PERELMAN 2020 TRUST

By: /s/ Matthew H. Kamens
Name: Matthew H. Kamens
Title: Co-Trustee

RCH HOLDINGS FIVE INC.

By: The ROP Revocable Trust Dated 1/9/2018
/s/ Ronald O. Perelman
Name: Ronald O. Perelman
Title: Trustee

By: The Ronald O. Perelman 2020 Trust
/s/ Matthew H. Kamens
Name: Matthew H. Kamens
Title: Co-Trustee

THIRTY SIX EAST CORPORATION

By: The ROP Revocable Trust Dated 1/9/2018
/s/ Ronald O. Perelman
Name: Ronald O. Perelman
Title: Trustee

MACANDREWS & FORBES
INCORPORATED

MACANDREWS & FORBES, LLC
MAFCO FOUR LLC
MFV HOLDINGS ONE LLC
SGMS ACQUISITION TWO LLC
SGMS ACQUISITION CORPORATION
DBX HOLDINGS ONE LLC
NDX HOLDINGS ONE LLC
MACANDREWS & FORBES
GROUP, LLC

By: /s/ Jeffrey A. Brodsky
Name: Jeffrey A. Brodsky
Title: Chief Financial Officer

PERELMAN TRUST COMPANY, LLC
Incorporated, its managing member

By: MacAndrews & Forbes
/s/ Jeffrey A. Brodsky
Name: Jeffrey A. Brodsky
Title: Chief Financial Officer